                                                                       EXHIBIT 3

                         REGISTRATION RIGHTS AGREEMENT

          This Agreement is entered into as of April 11, 2000 by US LEC Corp., a Delaware corporation (the "Company"), and the Persons whose names are set forth on the attached Schedule I (collectively, the "Investors").

          A. The Company and the Investors have entered into a Series A Convertible Preferred Stock Purchase Agreement, dated as of the same date as this Agreement (the "Purchase Agreement"), pursuant to the terms and conditions of which (i) the Company is issuing and selling to the Investors, and the Investors are purchasing from the Company, an aggregate of up to 200,000 shares of Series A Convertible Preferred Stock and (ii) the Company is issuing an option (the "Option") to the Investors to purchase an aggregate of 100,000 shares of convertible preferred stock pursuant to the terms and conditions of an Option Agreement, dated as of the same date as this Agreement (the 200,000 shares of Series A Convertible Preferred Stock, the number of shares of convertible preferred stock (the "Option Stock") issued to the Investors upon the exercise of the Option, and any shares of convertible preferred stock issued as preferential dividends pursuant to the terms of the Series A Convertible Preferred Stock and Option Stock are collectively referred to herein as the "Preferred Shares").

          B. The parties' execution and delivery of this Agreement is a condition of their respective obligations to close the Purchase Agreement.

          The parties agree as follows:

     1.   Definitions.

          Capitalized terms which are used in this Agreement without being defined have the same meanings that they are given in the Purchase Agreement. In addition, the following terms have these meanings:

          "Registrable Securities" means (i) any shares of Common Stock issued or issuable upon conversion of the Preferred Shares and (ii) any shares of Common Stock issued or issuable (A) as a dividend or distribution in respect of, or (B), in exchange for or replacement of, or (C) upon conversion or exercise of any warrant or other security issued or issuable as a dividend or distribution in respect of or in exchange for or replacement of, the Preferred Shares and any shares of Common Stock issued or issuable upon conversion of the Preferred Shares. Any Registrable Securities shall cease to be Registrable Securities (i) when they have been distributed to the public pursuant to a offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force) or repurchased by the Company or any Subsidiary or (ii) if and when they (or, in respect of issuable but not yet issued Registrable Securities, the underlying Preferred Shares or Common Stock) cease to be held by an Investor, a Permitted

     Transferee (as "Permitted Transferee" is defined in the Corporate Governance Agreement) or a transferee to whom an Investor or a Permitted Transferee has transferred Registrable Securities with a value of at least $50 million.

          "Registration Expenses" means all expenses incident to the Company's performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts, commissions and underwriters' counsel fees) and other Persons retained by the Company.

          "Violation" means any of the following statements, omissions or violations: (i) any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in a registration statement pursuant to this Agreement, including any related preliminary or final prospectus, any amendment or supplement, or any document filed under state securities or "blue sky" laws, (ii) the omission or alleged omission to state a material fact required to be stated in any such registration statement, prospectus, amendment, supplement or document or necessary to make the statements in any such registration statement, prospectus, amendment, supplement or document not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law.

     2.   Demand Registrations.

          2.1  General. On or at any time after the second anniversary of
               -------
     Closing, holders of a majority of the Registrable Securities then outstanding may request registration under the Securities Act of all or any portion of their Registrable Securities. All registrations requested pursuant to this Section 2.1 are referred to in this Agreement as "Demand Registrations." Holders of Registrable Securities then outstanding shall be limited to three Demand Registrations and each such Demand Registration must include an initial request to register Registrable Securities having an aggregate offering value of at least $20 million. In regard to Demand
     Registrations:

               (a) Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered. Within 10 Business Days after receipt of any request for a Demand Registration, the Company shall give written notice of the requested registration to all other holders of Registrable Securities and, subject to Section 2.2 below, shall include in the registration all Registrable Securities with respect to which the Company has received written requests for inclusion within 15 Business Days after receipt of the Company's notice.

               (b) A Demand Registration shall not be counted as one of the three permitted Demand Registrations unless (i) it has become effective and (ii) the

          Persons making the request are able to register and sell at least 75% of the Registrable Securities included in the registration.

               (c) The Company shall pay all Registration Expenses in connection with any Demand Registration whether or not it is counted as one of the three permitted Demand Registrations.

               (d) Demand Registrations shall be on Form S-2 or Form S-3 or any similar short-form registration statement, if available. Otherwise Demand Registrations shall be on Form S-1 or any similar long-form registration statement.

               (e) The Company shall have the right to select the managing underwriters in connection with an underwritten public offering of Registrable Securities, subject to the approval of a majority of the holders of the Registrable Securities included in any Demand Registration which approval shall not be unreasonably withheld, and holders of a majority of the Registrable Securities included in any Demand Registration shall have the right to select a co-managing underwriter, subject to the Company's approval which shall not be unreasonably withheld.

               (f) The holders of a majority of the Registrable Securities included in any Demand Registration shall have the right to select the investment banker(s) and manager(s) to administer an offering of Registrable Securities that is not an underwritten public offering, subject to the Company's approval which shall not be unreasonably withheld.

          2.2  Priority on Demand Registrations. The Company will not include in
               --------------------------------
     any Demand Registrations any securities which are not Registrable Securities without the prior written consent of the holders of a majority of the Registrable Securities included in such registration. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities, and other securities, if any, that can be sold without adversely affecting the marketability of the offering, the Company shall include in the registration (i) first, the number of Registrable Securities requested to be included which in the opinion of the underwriters can be sold without adversely affecting the marketability of the offering, pro rata among the respective holders thereof on the basis of the number of Registrable Securities owned by each such holder, and (ii) second, other securities requested to be included in such Demand Registration, pro rata among the holders of such securities on the basis of the number of such securities owned by each such holder.

          2.3  Restrictions on Demand Registrations. The Company shall not be
               ------------------------------------
     obligated to effect more than two Demand Registrations in any 12-month period. The Company shall not be obligated to effect any Demand Registration within 180 days after the effective date of a previous Demand Registration or a previous registration in which the holders of Registrable Securities were given piggyback rights pursuant to Section 3 and, in the case of a previous Demand Registration, were able to register and sell at least 75% of the Registrable Securities proposed to be included in such registration or, in the case of a previous Piggyback Registration, were able to register and sell at least 50% of the Registrable Securities proposed to be included in such registration. The Company may postpone for up to 90 days the filing or the effectiveness of a registration statement for a Demand Registration if a certificate signed by an executive officer of the Company is promptly furnished to the holders requesting the Demand Registration stating that the Board of Directors of the Company has determined that such a Demand Registration would reasonably be expected to have a material adverse effect on any proposal or plan by the Company to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer, reorganization or similar transaction. In addition, the Company may postpone for up to 180 days the filing of a registration statement for a Demand Registration if a certificate signed by an executive officer of the Company is promptly furnished to the holders requesting the Demand Registration stating that the Company intends to file a registration statement for a primary offering of its debt or equity securities within the next 60 days so long as the Company is at all times proceeding in good faith to make such registration statement effective. In the event the filing or the effectiveness of a registration statement is postponed pursuant to this Section 2.3, the holders of Registrable Securities initially requesting the Demand Registration shall be entitled to withdraw their request. If their request is withdrawn, the Demand Registration shall not count as one of the three permitted Demand Registrations and the Company will pay all Registration Expenses in connection with such registration. The Company may delay the filing or suspend the effectiveness of a Demand Registration pursuant to this Section 2.3 only once in any 12-month period.

     3.   Piggyback Registrations.

          3.1  Right To Piggyback. After the first anniversary of Closing,
               ------------------
     whenever the Company proposes to register any of its equity securities under the Securities Act (other than (i) pursuant to a Demand Registration or (ii) a registration on Form S-4 or Form S-8 or any successor or similar form) and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), whether or not for sale for its own account, the Company shall give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and shall include in the registration all Registrable Securities with respect to which the Company has received written requests for inclusion within 15 Business Days after receipt of the Company's notice. Holders of Registrable Securities shall be entitled to unlimited Piggyback Registrations for their Registrable Securities.

          3.2  Piggyback Expenses.  The Registration Expenses of the holders
               ------------------
     of Registrable Securities shall be paid by the Company in all Piggyback Registrations.

          3.3  Priority on Primary Registrations. If a Piggyback Registration is
               ---------------------------------
     an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in the registration exceeds the number that can be sold without adversely affecting the marketability of the offering, the Company shall include in the registration (i) first, the securities that
                                                   -----
     the Company proposes to sell, (ii) second, the Registrable Securities
                                        ------
     requested to be included in the registration and any other securities requested to be included in such registration by the holders thereof who have been granted rights by the Company to participate in a Piggyback Registration pari passu with the holders of Registrable Securities pursuant to Section 10.1, pro rata among the holders of the Registrable Securities and the holders of such other securities on the basis of the number of the Registrable Securities and such other securities owned by each holder, and
     (iii) third, any other securities requested to be included in the
           -----
     registration.

          3.4  Priority on Secondary Registrations. If a Piggyback Registration
               -----------------------------------
     is an underwritten secondary registration on behalf of holders of the Company's securities (other than on behalf of holders of Registrable Securities that have initiated a Demand Registration pursuant to Section
     2), and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in the registration exceeds the number that can be sold without adversely affecting the marketability of the offering, the Company shall include in the registration (i) first, the securities requested to be included therein by the holders requesting such registration and the Registrable Securities requested to be included in the registration, pro rata among the holders thereof on the basis of the number of such securities and Registrable Securities owned by each such holder, and (ii) second, any other securities requested to be included in the registration.

          3.5  Other Registrations. If the Company has previously filed a
               -------------------
     registration statement with respect to Registrable Securities pursuant to
     Section 2 or pursuant to this Section 3, and if the previous registration has not been withdrawn or abandoned, the Company shall not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-4 or Form S-8 or any successor or similar forms), whether on its own behalf or at the request of any holder or holders of its securities, until a period of at least 180 days has elapsed from the effective date of the previous registration or, if shorter, a period of at least 60 days has elapsed from the date all securities covered by such registration have been disposed of.

     4.   Holdback Agreements.

          4.1  Holders of Registrable Securities. Each holder of Registrable
               ---------------------------------
     Securities shall not effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for equity securities of the Company, during the seven days prior to and the 120-day period beginning on the effective date of any Demand Registration or any underwritten Piggyback Registration in which Registrable Securities are included (except as part of such underwritten offering), unless the underwriters managing the registered public offering otherwise agree.

          4.2  Company. The Company shall not effect any public sale or
               -------
     distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during such period prior to and following the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration as the Company and the underwriters managing the offering may agree.

     5.   Registration Procedures.

          Whenever holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition. In this regard, the Company will as expeditiously as possible:

          (a) prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause the registration statement to become effective;

          (b) notify each holder of Registrable Securities of the effectiveness of each registration statement filed under this Agreement and prepare and file with the Commission any amendments and supplements to the registration statement and the prospectus that may be necessary to keep the registration statement effective for a period of either (i) not less than 120 days (subject to extension pursuant to Section 8.2), or if such registration statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer or (ii) such shorter period as will terminate when all of the securities covered by such registration statement have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement (but in any event not before the expiration of any longer period required under the Securities Act), and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

          (c) furnish to each seller of Registrable Securities the number of copies of the registration statement, each amendment and supplement, the prospectus included in the registration statement (including each preliminary prospectus) and any other documents that each seller may reasonably request in order to facilitate the disposition of the seller's Registrable Securities;

          (d) use its best efforts to register or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable the seller to consummate the disposition in those jurisdictions of the Registrable Securities owned by the seller (but the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

          (e) notify each seller of Registrable Securities, at any time when a prospectus relating to those securities is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements in the prospectus not misleading; and, at the request of any seller, the Company shall prepare a supplement or amendment to the prospectus so that, when delivered to purchasers of the Registrable Securities, the prospectus, as supplemented or amended, does not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements in the prospectus not misleading;

          (f) cause all such Registrable Securities to be quoted on the Nasdaq National Market System and listed on any other exchange on which the Company's shares of Common Stock are listed;

          (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of the registration statement;

          (h) enter into such customary agreements (including underwriting agreements in customary form) and take all other actions that holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of the Registrable Securities;

          (i) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to the registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with the registration statement;

          (j) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158; and

          (k) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in the registration statement for sale in any jurisdiction, use its reasonable best efforts promptly to obtain the withdrawal of such order.

         6.       Registration Expenses.


                  6.1 Payment by Company. All Registration Expenses shall be
                      ------------------
         borne as provided in this Agreement, except that the Company shall, in any event, pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review and the expenses and fees for listing the securities to be registered on the Nasdaq National Market System or any other exchange on which the Company's shares of Common Stock are listed.

                  6.2 Fees of Counsel. In connection with each Demand
                      ---------------
         Registration and each Piggyback Registration, the Company shall reimburse the holders of Registrable Securities included in the registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities included in such registration.

                  6.3 Payment by Holders. To the extent that Registration
                      ------------------
         Expenses are not required to be paid by the Company, each holder of securities included in any registration under this Agreement shall pay those Registration Expenses allocable to the registration of such holder's securities so included, and any Registration Expenses not so allocable shall be borne by all sellers of securities included in the registration in proportion to the aggregate selling price of the securities to be so registered.

         7.       Indemnification.

                  7.1 Indemnification by Company. The Company agrees to
                      --------------------------
         indemnify, to the extent permitted by law, each holder of Registrable Securities, each Person who controls such holder (within the meaning of the Securities Act), and their respective partners, shareholders, trustees, members, officers and directors against all losses, claims, damages, liabilities and expenses caused by any Violation, except insofar as the Violation is caused by or contained in any information furnished in writing to the Company by the holder expressly for use in a registration statement, prospectus, amendment, supplement or related document or is caused by the holder's failure to deliver a copy of the registration statement or prospectus or any amendment or supplements after the Company has furnished the holder with a sufficient number of copies. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent provided in this Section 7.1 with respect to the indemnification of holders of Registrable Securities.

                  7.2 Indemnification by Holder. In connection with any
                      -------------------------
         registration statement pursuant to which a holder of Registrable Securities is selling Registrable Securities, the holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with the registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and any of its officers who signs such registration statement and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any Violation to the extent that the Violation is caused by or contained in any information furnished in writing to the Company by the holder expressly for use in such registration statement, prospectus, amendment, supplement or related document. This obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds received by the holder from the sale of Registrable Securities pursuant to the registration statement.

                  7.3  Procedures. Any Person entitled to indemnification under
                       ----------
         this Section 7 shall, promptly after the receipt of notice of the commencement of any action, investigation, claim or other proceeding against such indemnified party in respect of which indemnity may be sought from an indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof. The omission of any indemnified party so to notify an indemnifying party of any such action shall not relieve the indemnifying party from any liability which it may have to such indemnified party under this Section 7 unless, and only to the extent that, such omission results in the indemnifying party's forfeiture of substantive rights or defenses or the indemnifying party is otherwise irrevocably prejudiced in defending such proceeding. In case any such action, claim or other proceeding shall be brought against any indemnified party for which indemnification is claimed pursuant to Section 7.1, and it shall notify the Company of the commencement thereof, the Company shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to the Company; provided, that any such indemnified party may, at its own expense, retain separate counsel to participate in such defense. Notwithstanding the foregoing, in any action, claim or proceeding in which both the Company, on the one hand, and an indemnified party, on the other hand, is, or is reasonably likely to become, a party, such indemnified party shall have the right to employ separate counsel at the Company's expense and to control its own defense of such action, claim or proceeding if, (a) the Company has failed to assume the defense and employ counsel as provided herein, (b) the Company has agreed in writing to pay such fees and expenses of separate counsel or (c) in the reasonable opinion of counsel to such indemnified party, a conflict or likely conflict exists between the Company, on the one hand, and such indemnified party, on the other hand, that would make such separate representation advisable, provided, however, that the Company shall not in any event be required to pay the fees and expenses of more than one separate counsel (and if deemed necessary by such separate counsel, appropriate local counsel who shall report to such separate counsel). The Company agrees that it will not, without the prior written consent of an indemnified party, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if such indemnified party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability arising or that may arise out of such claim, action or proceeding. The Company shall not be liable for any settlement of any claim, action or proceeding effected against an indemnified party without the prior written consent of the Company. The rights accorded to indemnified parties hereunder shall be in addition to any rights that any indemnified party may have at common law, by separate agreement or otherwise.

                  7.4  Survival. The indemnification under this Section 7 shall
                       --------
         remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of the indemnified party and shall survive the transfer of securities. The Company and each holder subject to Section
         7.2 also agree to make such provisions as are reasonably requested by any indemnified party for contribution to the indemnified party in the event that the Company's or such holder's indemnification is unavailable for any reason.

         8.       Participation in Underwritten Registration.

                  8.1  Cooperation with Underwriters. No Person may participate
                       -----------------------------
         in any underwritten registration pursuant to this Agreement unless the Person (i) agrees to sell securities on the basis provided in the underwriting arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of the underwriting arrangements. In any event, however, no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding the holder and the holder's intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters except as otherwise provided in Section 7.2.

                  8.2  Discontinuance of Dispositions. Each Person that is
                       ------------------------------
         participating in any registration hereunder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(e) above, such Person will forthwith discontinue the disposition of its Registrable Securities pursuant to the registration statement until such Person receives copies of a supplemented or amended prospectus as contemplated by such Section 5(e). In the event the Company shall give any such notice, the applicable time period mentioned in Section 5(b) during which a registration statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to this Section to and including the date when each seller of a Registrable Security covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 5(e).

         9.       Current Public Information.

                  The Company will timely file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder, and will take such further action as any holder or holders of Registrable Securities may reasonably request, all to the extent required to enable such holders to sell Registrable Securities pursuant to Rule 144 adopted by the Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Commission and pursuant to Form S-3 or any similar short form registration statement. Upon written request, the Company will deliver to such holders a written statement as to whether it has complied with such requirements. In addition, unless the Common Stock is listed for trading on the New York Stock

         Exchange, the Company will continue to cause its Common Stock and any Common Stock issuable upon conversion of Purchaser Preferred Stock (including preferential dividends issued thereon) to be listed for trading on the Nasdaq National Market System.

         10.      Miscellaneous.

                  10.1 No Inconsistent Agreements. The Company shall not enter
                       --------------------------
         into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement. Without limiting the generality of the foregoing, until the initial holders of Registrable Securities cease to hold at least 25% of the Underlying Common Stock, the Company shall not grant to any Person, other than Affiliates of the Company as of the date hereof, the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the holders of a majority of the Registrable Securities. The Company may grant rights to other Persons to participate in Piggyback Registrations, however, so long as (i) such rights are subordinate to the rights of the holders of Registrable Securities with respect to such Piggyback Registrations as set forth in Sections 3.3 and 3.4 of this Agreement or (ii) such rights are pari passu with the rights of the holders of Registrable Securities with respect to such Piggyback Registration as set forth in Sections 3.3 and
         3.4 of this Agreement and have been consented to by the holders of a majority of the Registrable Securities.

                  10.2 Notices. All notices, claims, demands and other
                       -------
         communications ("Notices") under this Agreement shall be in writing and sent by certified or registered mail, return receipt requested, a recognized overnight courier service, telecopier or personal delivery, as follows:

                  (a)      if to the Company, to:

                                    US LEC Corp.
                                    Transamerica Square
                                    401 N. Tryon Street, Suite 1000
                                    Charlotte, North Carolina 28202
                                    Attention: General Counsel
                                    Telecopier: (704) 319-3098

                  with a required copy to:

                                    Moore & Van Allen, PLLC
                                    100 North Tryon Street, Floor 47
                                    Charlotte, North Carolina 28202-4003
                                    Attention: Barney Stewart III
                                    Telecopier: (704) 331-1151

                  (b)      if to the Investors, in care of:

                                    Bain Capital, Inc.
                                    Two Copley Place
                                    Boston, Massachusetts 02116
                                    Attention: Ian K. Loring
                                    Telecopier: (617) 572-3274

                                                   and

                                    Thomas H. Lee Partners, L.P.
                                    75 State Street, 26/th/ Floor
                                    Boston, Massachusetts 02109
                                    Attention: Anthony J. DiNovi
                                    Telecopier: (617) 227-3514

                  with a required copy to:

                                    Ropes & Gray
                                    One International Plaza
                                    Boston, Massachusetts 02110-2624
                                    Attention: Philip J. Smith
                                    Telecopier: (617) 951-7050

         All Notices shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged by the individual to whom the telecopy is sent, if telecopied. A party may change its address for purposes of this Agreement by Notice in accordance with this Section 10.2.

                  10.3 Waiver. The rights and remedies of the Company and
                       ------
         holders of Registrable Securities are cumulative and not alternative. Neither the failure nor any delay by the Company or any holder of Registrable Securities in exercising any right, power or privilege under this Agreement shall operate as a waiver of that right, power or privilege, and no single or partial exercise of any right, power or privilege shall preclude any other or further exercise of that right, power or privilege or the exercise of any other right, power or privilege. All waivers shall be in writing signed by the party to be charged with the waiver, and no waiver that may be given by a party shall be applicable except in the specific instance for which it is given.

                  10.4 Amendment. This Agreement may not be amended except by a
                       ---------
         written agreement signed by the Company and holders of a majority of the Registrable Securities.

                  10.5 Severability. If any provision of this Agreement is held
                       ------------
         invalid or unenforceable by a court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement which is held invalid or unenforceable only in part shall remain in full force and effect to the extent not held invalid or unenforceable.

                  10.6   Captions. The captions of sections of this Agreement
                         --------
         are for convenience only and shall not affect this the construction or interpretation of this Agreement.

                  10.7   Construction. All references in this Agreement to
                         ------------
         "Section" or "Sections" refer to the corresponding section or sections of this Agreement. All words used in this Agreement shall be construed to be of the appropriate gender or number as the context requires. Unless otherwise expressly provided, the word" including" does not limit the preceding words or terms.

                  10.8   Counterparts. This Agreement may be executed in one or
                         ------------
         more counterparts, each of which shall be considered an original copy of this Agreement and all of which, when taken together, shall be considered to constitute one and the same agreement.

                  10.9.  Entire Agreement. This Agreement supercedes all prior
                         ----------------
         agreements between the parties with respect to its subject matter and constitutes a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter.

                  10.10  Governing Law. This Agreement shall be governed by the
                         --------------
         Laws of the State of Delaware without regard to conflicts of laws principles.

                  10.11  Binding Effect. This Agreement shall apply to, be
                         --------------
         binding in all respects upon and inure to the benefit of the parties and their respective successors and permitted assigns and transferees.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

                                      US LEC CORP.


                                      By:_________________________________
                                          Name:  Michael K. Robinson
                                          Title: Executive Vice President and
                                                  Chief Financial Officer

                                      BAIN CAPITAL CLEC INVESTORS, L.L.C.


                                      By: Bain Capital Fund VI, L.P.,
                                          its Administrative Member
                                      By: Bain Capital Partners VI, L.P.,
                                          its General Partner
                                      By: Bain Capital Investors VI, Inc.,
                                          its general partner


                                      By: ________________________________
                                          Name:
                                          Title: Managing Director


                                      THOMH. LEE EQUITY FUND IV, L.P.

                                      By: THL Equity Advisors IV, LLC,
                                          its general partner


                                      By: _________________________________
                                          Name:
                                          Title:

                                         THOMAS H. LEE FOREIGN FUND IV-B, L.P.

                                         By:   THL Equity Advisors IV, LLC,
                                               its general partner


                                         By:___________________________________
                                            Name:
                                            Title:


                                         THOMAS H. LEE FOREIGN FUND IV, L.P.

                                         By:   THL Equity Advisors IV, LLC,
                                               its general partner


                                         By:___________________________________
                                            Name:
                                            Title:


                                         PUTNAM INVESTMENT HOLDINGS, LLC


                                         By:___________________________________
                                            Name:
                                            Title:


                                         1997 THOMAS H. LEE NOMINEE TRUST


                                         By:___________________________________
                                            Trustee

                              THOMAS H. LEE CHARITABLE
                              INVESTMENT LIMITED PARTNERSHIP


                              By:
                                 __________________________________
                                 Name:
                                 Title:


                              _____________________________________
                              David V. Harkins

                              THE HARKINS 1995 GIFT TRUST


                              By:__________________________________
                                 Trustee


                              _____________________________________
                              Scott A. Schoen


                              _____________________________________
                              C. Hunter Boll


                              _____________________________________
                              Scott M. Sperling


                              _____________________________________
                              Anthony J. DiNovi


                              _____________________________________
                              Thomas M. Hagerty


                              _____________________________________
                              Warren C. Smith, Jr.



                              _____________________________________
                              Seth W. Lawry

                              _____________________________________
                              Kent R. Weldon


                              _____________________________________
                              Terrence M. Mullen


                              _____________________________________
                              Todd M. Abbrecht


                              _____________________________________
                              Charles A. Brizius


                              _____________________________________
                              Scott L. Jaeckel


                              _____________________________________
                              Soren L. Oberg


                              _____________________________________
                              Thomas R. Shepherd


                              _____________________________________
                              Wendy L. Masler


                              _____________________________________
                              Andrew D. Flaster

                         ROBERT SCHIFF LEE 1988 IRREVOCABLE TRUST


                         By:________________________________
                            Trustee


                         ____________________________________
                         Stephen Zachary Lee


                         ____________________________________
                         Charles W. Robins as Custodian for
                         Jesse Lee


                         ____________________________________
                         Charles W. Robins as Custodian for
                         Nathan Lee


                         ____________________________________
                         Charles W. Robins



                         ____________________________________
                         James Westra


                         ____________________________________
                         Adam A. Abramson


                         ____________________________________
                         Joanne M. Ramos


                         ____________________________________
                         P. Holden Spaht


                         ____________________________________
                         Nancy M. Graham

                           ____________________________________
                           Gregory A. Ciongoli



                           ____________________________________
                           Wm. Matthew Kelly


                           ____________________________________
                           Kevin F. Sullivan


                           ____________________________________
                           Diane M. Barriere


                           ____________________________________
                           Kim H. Oakley

                                  SCHEDULE 1

                                  Purchasers

-----------------------------------------------------------------------------------------------------------------
                                                                       Number of Shares of Series A Preferred
                                Name                                   Stock Purchased
                                ----                                   --------------
-----------------------------------------------------------------------------------------------------------------
Bain Capital CLEC Investors, L.L.C.                                                                   100,000.00
-----------------------------------------------------------------------------------------------------------------
Thomas H. Lee Equity Fund IV, L.P.                                                                     83,533.00
-----------------------------------------------------------------------------------------------------------------
Thomas H. Lee Foreign Fund IV-B, L.P.                                                                   8,113.00
-----------------------------------------------------------------------------------------------------------------
Thomas H. Lee Foreign Fund IV, L.P.                                                                     2,859.00
-----------------------------------------------------------------------------------------------------------------
Putnam Investment Holdings, LLC                                                                         1,374.00
-----------------------------------------------------------------------------------------------------------------
1997 Thomas H. Lee Nominee Trust/1/                                                                     1,099.00
-----------------------------------------------------------------------------------------------------------------
Thomas H. Lee Charitable Investment Limited Partnership                                                   543.00
-----------------------------------------------------------------------------------------------------------------
David V. Harkins                                                                                          294.00
-----------------------------------------------------------------------------------------------------------------
Scott A. Schoen                                                                                           245.00
-----------------------------------------------------------------------------------------------------------------
C. Hunter Boll                                                                                            245.00
-----------------------------------------------------------------------------------------------------------------
Scott M. Sperling                                                                                         245.00
-----------------------------------------------------------------------------------------------------------------
Anthony J. DiNovi                                                                                         245.00
-----------------------------------------------------------------------------------------------------------------
Thomas M. Hagerty                                                                                         245.00
-----------------------------------------------------------------------------------------------------------------
Warren C. Smith, Jr.                                                                                      245.00
-----------------------------------------------------------------------------------------------------------------
Seth W. Lawry                                                                                             102.00
-----------------------------------------------------------------------------------------------------------------
Kent R. Weldon                                                                                             68.00
-----------------------------------------------------------------------------------------------------------------
Terrence M. Mullen                                                                                         54.00
-----------------------------------------------------------------------------------------------------------------
Todd M. Abbrecht                                                                                           54.00
-----------------------------------------------------------------------------------------------------------------
Robert Schiff Lee 1988 Irrevocable Trust                                                                   50.00
-----------------------------------------------------------------------------------------------------------------
Stephen Zachary Lee                                                                                        50.00
-----------------------------------------------------------------------------------------------------------------
Charles A. Brizius                                                                                         41.00
-----------------------------------------------------------------------------------------------------------------
The Harkins 1995 Gift Trust                                                                                33.00
-----------------------------------------------------------------------------------------------------------------
Thomas R. Shepherd                                                                                         29.00
-----------------------------------------------------------------------------------------------------------------
Charles W. Robins as Custodian for Jesse Lee                                                               25.00
-----------------------------------------------------------------------------------------------------------------
Charles W. Robins as Custodian for Nathan Lee                                                              25.00
-----------------------------------------------------------------------------------------------------------------
Charles W. Robins                                                                                          20.00
-----------------------------------------------------------------------------------------------------------------
James Westra                                                                                               20.00
-----------------------------------------------------------------------------------------------------------------
Wendy L. Masler                                                                                            20.00
-----------------------------------------------------------------------------------------------------------------
Andrew D. Flaster                                                                                          17.00
-----------------------------------------------------------------------------------------------------------------
Scott L. Jaeckel                                                                                           15.00
-----------------------------------------------------------------------------------------------------------------
Soren L.  Oberg                                                                                            15.00
-----------------------------------------------------------------------------------------------------------------
Adam A. Abramson                                                                                           12.00
-----------------------------------------------------------------------------------------------------------------
Joanne M. Ramos                                                                                            12.00
-----------------------------------------------------------------------------------------------------------------
P. Holden Spaht                                                                                            12.00
-----------------------------------------------------------------------------------------------------------------

_____________________________
/1/ For legal purposes, certificate should be issued to "State Street Bank as Trustee for 1997 Thomas H. Lee Nominee Trust"

-----------------------------------------------------------------------------------------------------------------
Nancy M. Graham                                                                                            12.00
-----------------------------------------------------------------------------------------------------------------
Gregory A. Ciongoli                                                                                        12.00
-----------------------------------------------------------------------------------------------------------------
Wm. Matthew Kelly                                                                                          12.00
-----------------------------------------------------------------------------------------------------------------
Kevin F. Sullivan                                                                                           2.00
-----------------------------------------------------------------------------------------------------------------
Diane M. Barriere                                                                                           2.00
-----------------------------------------------------------------------------------------------------------------
Kim H. Oakley                                                                                               1.00
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------